Exhibit 10.22

GEOVIC MINING CORP.

COMPENSATION COMMITTEE CHARTER

Purpose

The primary purpose of the Compensation Committee (“Committee”) is to discharge the responsibilities of the Board of Directors (“Board”) of Geovic Mining Corp. (“Company”) relating to the compensation of the Company’s executive officers. The Committee has overall responsibility for evaluating and making recommendations to the Board regarding equity-based, salary and incentive compensation plans, policies and programs of the Company, and may include recommendations to the Board regarding annual and long-term incentive compensation for the Directors. The Committee has the responsibility to produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement, in accordance with applicable rules and regulations of the Toronto Stock Exchange, Securities and Exchange Commission, and any other exchange on which securities of the Company may be listed or traded. The Committee will review the Company’s compensation programs on an ongoing basis to ensure that they are competitive with industry standards, enable the Company to meet its business objectives, and to attract, motivate and retain qualified employees. Nothing herein is intended to expand applicable standards of liability under U.S. or Canadian law for directors of the Company.

Composition and Qualifications

The Committee shall be comprised of three or more members of the Board, at least two of whom are determined by the Board to be “independent” under the rules of the Toronto Stock Exchange and any other exchange on which securities of the Company may be listed or traded. A Committee which is comprised of at least three members may include one non-independent director who is not a current officer or employee and who meets the other specified requirements if then permitted under applicable rules of the Toronto Stock Exchange and any other exchange on which securities of the Company may be listed or traded. In addition, a person may serve on the Committee only if the Board determines that he or she (i) is a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, as amended.

Appointment and Removal

The members of the Committee shall be appointed by the Board and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The Board may remove the members of the Committee, with or without cause by a majority vote of the Board. Any vacancy in the Committee occurring for any cause may be filled by a majority of the Board then in office. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the act of a majority of those present at any meeting at which there is a quorum shall be the act of the Committee.

Meetings

Meetings may be in person or by telephone conference call. The Chair of the Committee, in consultation with the Committee members, will determine the schedule and frequency of the Committee meetings, provided that the Committee will meet in person at least one time per year. The Chair shall develop and set the Committee’s agenda, in consultation with the other members of the Committee, the Board and management of the Company. The agenda and information concerning the business to be conducted at each Committee meeting shall, to the extent practical, be distributed to the members of the Committee sufficiently in advance of each meeting to permit meaningful review.

Responsibilities

The responsibilities of the Committee are as follows:

1.	Discharge the Board’s responsibilities to shareholders, regulatory authorities and the investment community relating to the compensation of the Company’s executive officers.

2.	Review and approve corporate goals and objectives relevant to the compensation of the Company’s executive officers to ensure that such compensation goals and objectives are aligned with the Company’s objectives and shareholder interests.

3.	Prepare an annual Compensation Committee Report, including a Compensation Discussion and Analysis, for shareholders on the Company’s executive compensation policies and programs, and the relationship of corporate performance to executive compensation. The Compensation Committee Report shall include the factors and criteria on which the executive officers’ compensation for the previous fiscal year was based and the relationship of the Company’s performance to the executive officers’ compensation, and a summary of current compensation policies and goals for inclusion in the Company’s annual proxy statement.

4.	Review and discuss with the Company’s management the Compensation Discussion and Analysis to be included in the Company’s annual proxy statement and determine whether to recommend to the Board that the Compensation Discussion and Analysis be included in the proxy statement.

5.	Review and evaluate the performance of the Company’s executive officers in light of the goals and objectives of the Company and shareholder interests. As a Committee, determine and approve the Company’s executive officers’ annual compensation packages, including base salaries, cash bonuses, stock options and other equity-based incentives, variable pay amounts and variable pay metrics, based on these evaluations and in accordance with the terms of the Company’s incentive compensation programs, including the Company’s stock option plan. The chief executive officer shall not be present during voting or deliberations concerning his or her compensation.

6.	Review executive compensation disclosures before the Company publicly discloses this information, and make annual reports on executive compensation in the Company’s annual proxy statement as required by the rules of the Toronto Stock Exchange, and any other exchange on which securities of the Company may be listed or traded and rules adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (“1934 Act”).

7.	Supervise and oversee, which may consist of requiring appropriate officers of the Company to report directly to the Committee regarding the administration of the Company’s incentive compensation, variable pay and stock programs.

8.	Monitor the effectiveness of benefit plan offerings and approve changes where appropriate.

9.	Review and act upon management proposals to (i) designate key employees to incentive compensation programs, and (ii) approve additional benefit plans.

10.	Make recommendations to the Board regarding annual and long-term incentive compensation for the Directors, if requested to do so by the Board.

11.	Have sole authority in the Committee’s discretion, to retain and terminate independent executive compensation consultants, including the fees and other terms of their engagements, and to advise the Committee on the evaluation and compensation of members of the Board, the chief executive officer and other executive officers of the Company.

12.	Have authority to delegate any or all of its responsibilities to a subcommittee of the Committee, as permitted by the Company bylaws and regulations that govern the Committee’s actions.

13.	Report regularly to the Board following meetings of the Committee with respect to: (i) those matters that are relevant to the discharge of the Committee’s responsibilities, and (ii) with respect to those recommendations that the Committee may deem appropriate. The report to the Board may take the form of an oral report by the Chair of the Committee or any other member of the Committee designated by the Committee to make such report, or a written report prepared under the supervision of the Committee or the Chair.

14.	Review and evaluate internally, at least annually, the performance of the Committee and its members, including a review of the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess periodically the adequacy of this Charter and recommend to the Board any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and review in the manner it deems appropriate.

The foregoing list of responsibilities is not intended to be exhaustive, and the Committee may perform such other functions as may be necessary or appropriate for the performance of its duties.

Minutes

The Committee will maintain written minutes of its meetings, which may consist of a copy of a written agenda for a meeting and summaries of all actions taken or agreed upon by the committee, including recommendations made, at the meeting, or any other format chosen by the Committee. Copies of the minutes will be filed with the minutes of the meetings of the Board.

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